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                        [Hunton & Williams Letterhead]
                                                                       Exhibit 5

                                 June 13, 2000


Insmed Incorporated
800 East Leigh Street
Richmond, Virginia  23219

               Insmed Incorporated Employee Stock Purchase Plan

Ladies and Gentlemen:

     This firm has acted as counsel to Insmed Incorporated (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-8 for the Insmed Incorporated Employee Stock Purchase Plan (the "Plan") being filed under the Securities Act of 1933, as amended ("the Act"), on or about the date of this letter to register 1,000,000 shares of common stock, $0.01 par value per share (the "Shares"), of the Company, which from time to time may be offered and sold by the Company in connection with the Plan.

     We are familiar with the Registration Statement and the Exhibits thereto. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents and records of the Company and certificates of public officials as we have deemed necessary to enable us to express this opinion. We have also relied on certificates of officers of the Company as to certain factual matters. In rendering this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Shares have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.
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Insmed Incorporated
June 13, 2000
Page 2

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ Hunton & Williams